UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Ivy Funds
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1.	Title of each class of securities to which transaction applies:
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[ ]	Fee paid previously with preliminary proxy materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[   ], 2023

Delaware Ivy Municipal Bond Fund	Delaware Ivy Crossover Credit Fund
Delaware Ivy Municipal High Income Fund	Delaware Ivy Limited-Term Bond Fund
Delaware Ivy California Municipal High Income Fund	Delaware Ivy Strategic Income Fund
Delaware Ivy Corporate Bond Fund	(each, an “Acquired Fund”)

Dear Shareholder,

The Delaware Funds Special Meeting of Shareholders (“Meeting”) will be held on June 27, 2023, where shareholders will be asked to consider the approval of a Plan of Reorganization (“Plan”) to reorganize each Acquired Fund into a corresponding Delaware Fund with similar objectives and strategies. We continue to receive strong support for the Plan.
As a shareholder in one or more of the Acquired Funds, we have not received your vote. Please take advantage of your right to vote. Please join your fellow shareholders who have voted by taking a few minutes to sign, date, and mail the enclosed proxy card in the prepaid envelope provided or follow the instructions below to vote by telephone or internet.

Vote by Phone by calling 833 459-3558 and speaking with a proxy voting specialist today.  Our representatives are available weekdays from 10am to 11pm ET. You may also call the toll-free number on the enclosed card and follow the prompts.

Vote by Internet by visiting the internet address on the enclosed card and following the instructions.
Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

If you have any questions or need assistance in voting, please contact our proxy solicitor, Morrow Sodali Fund Solutions ("MSFS") at 833 459-3558. Please note that an MSFS representative may call you to assist in voting.

Thank you,

Richard Salus
Senior Vice President and Chief Financial Officer

[   ], 2023

Delaware Ivy Municipal Bond Fund	Delaware Ivy Crossover Credit Fund
Delaware Ivy Municipal High Income Fund	Delaware Ivy Limited-Term Bond Fund
Delaware Ivy California Municipal High Income Fund	Delaware Ivy Strategic Income Fund
Delaware Ivy Corporate Bond Fund	(each, an “Acquired Fund”)

Dear Shareholder,

There are less than three weeks until the Delaware Funds Special Meeting of Shareholders (“Meeting”), to be held on June 27, 2023, where shareholders will be asked to consider the approval of a Plan of Reorganization (“Plan”) to reorganize each Acquired Fund into a corresponding Delaware Fund with similar objectives and strategies.
Please be aware that retail investors’ vote participation has been above average. [  ] of the seven Acquired Funds need less than [  ]% to pass the Plan .  The other Acquired Funds will pass the Plan and ensure that the Meeting is successful with participation from shareholders like you.
As of the date of this letter, we have not received your vote. Please join your fellow shareholders who have already voted by taking a few minutes to sign, date, and mail the enclosed proxy card in the prepaid envelope provided or follow the instructions below to vote by telephone or internet.

Vote by Phone by calling 833 459-3558 and speaking with a proxy voting specialist today.  Our representatives are available weekdays from 10am to 11pm ET. You may also call the toll-free number on the enclosed card and follow the prompts.

Vote by Internet by visiting the internet address on the enclosed card and following the instructions.
Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

If you have any questions or need assistance in voting, please contact our proxy solicitor, Morrow Sodali Fund Solutions ("MSFS") at 833 459-3558. Please note that an MSFS representative may call you to assist in voting.

Thank you,

Richard Salus
Senior Vice President and Chief Financial Officer

[   ], 2023

Delaware Ivy Municipal Bond Fund	Delaware Ivy Crossover Credit Fund
Delaware Ivy Municipal High Income Fund	Delaware Ivy Limited-Term Bond Fund
Delaware Ivy California Municipal High Income Fund	Delaware Ivy Strategic Income Fund
Delaware Ivy Corporate Bond Fund	(each, an “Acquired Fund”)

Dear Shareholder,

We continue to see shareholders supporting the Plan of Reorganization (“Plan”) proposal in connection with the Delaware Funds Special Meeting of Shareholders (“Meeting”) to be held on June 27, 2023. As of the date of this letter we have passed the Plan on [  ] of the funds, and each of the remaining Acquired Funds listed above are less than [  ]% from passing.
There are less than two weeks until the Meeting and there is still time to submit your vote. Now is the time to take a few minutes to sign, date, and mail the enclosed proxy card in the prepaid envelope provided or follow the instructions below to vote by telephone or internet.

Vote by Phone by calling 833 459-3558 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10am to 11pm ET. You may also call the toll-free number on the enclosed card and follow the prompts.

Vote by Internet by visiting the internet address on the enclosed card and following the instructions.
Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

If you have any questions or need assistance in voting, please contact our proxy solicitor, Morrow Sodali Fund Solutions ("MSFS") at 833 459-3558.

Thank you,

Richard Salus
Senior Vice President and Chief Financial Officer